As filed with the Securities and Exchange Commission on June 23, 2014

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENDEAVOUR SILVER CORP.
(Exact name of Registrant as specified in its charter)

British Columbia	1040	Not Applicable
(Province or other jurisdiction of incorporation or organization )	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

#301-700 West Pender Street
Vancouver, British Columbia
Canada V6C 1G8
(604) 685-9775
(Address and telephone number of Registrant’s principal executive offices)

DL Services Inc.
Columbia Center, 701 Fifth Avenue, Suite 1600
Seattle, Washington 98104
(206) 903-5448
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Kenneth G. Sam, Esq. Jason K. Brenkert, Esq. Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, CO 80202-5549 (303) 629-3400	Bernard G. Poznanski D. Wendy Lee Koffman Kalef LLP 19th Floor, 885 West Georgia Street Vancouver, British Columbia Canada, V6C 3H4 (604)-891-3688

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this registration statement.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	At some future date (check the appropriate box below):

1.	☐	pursuant to Rule 467(b) on __(date) at___(time) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on __(date) at ___(time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ___(date).

3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.   ☒

CALCULATION OF REGISTRATION FEE

Title of each class of	Proposed maximum	Amount of
securities to be registered	aggregate offering price (1) (2)	registration fee

Common Shares, Warrants to Purchase Common Shares, Subscription Receipts, Debt Securities(3)	U.S.$184,297,825.30	U.S.$23,737.56

TOTAL	U.S.$184,297,825.30	U.S.$23,737.56

(1)	Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offer price per security. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed U.S.$184,297,825.30.

(2)	Determined based on the proposed maximum aggregate offering price in Canadian dollars of $200,000,000 converted into U.S. dollars based on the noon rate of exchange on June 17, 2014, as reported by the Bank of Canada, for the conversion of Canadian dollars into U.S. dollars of Cdn$1.00 equals U.S.$0.92149.

(3)	Subject to footnote (1), there are being registered hereunder an indeterminate number of Common Shares, Warrants to Purchase Common Shares or Subscription Receipts or Debt Securities, Subscription Receipts which entitle the holder to receive upon satisfaction of certain release conditions, for no additional consideration, Common Shares, Warrants or any combination thereof, Debt Securities, or Units consisting of two or more of the foregoing or any combination thereof, as may be sold from time to time by the Registrant. There are also being registered hereunder an indeterminate number of Common Shares as may be issuable upon exercise of Warrants to Purchase Common Shares or as part of Subscription Receipts or Units and such indeterminate number of Common Shares as may be issuable pursuant to anti-dilution or other similar adjustment provisions in the Warrants or Subscription Receipts.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act, or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED JUNE 23, 2014

Prospectus Dated   , 2014

ENDEAVOUR SILVER CORP.

$200,000,000

Common Shares

Warrants

Subscription Receipts

Debt Securities

Units

Endeavour Silver Corp. (the “Company” or “Endeavour”) may offer and issue from time to time common shares (the “Common Shares”), warrants (the “Warrants”) to purchase Common Shares or other Securities (as defined below), subscription receipts (“Subscription Receipts”) which entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, Common Shares or Warrants of the Company or any combination thereof, debt securities (“Debt Securities”), or units (“Units”) consisting of two or more of the foregoing (all of the foregoing, collectively, the ‘‘Securities’’) or any combination thereof up to an aggregate initial offering price of $200,000,000 (or its equivalent in any other currency used to denominate the Securities at the time of the offering) during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments thereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”). In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

Investing in securities of the Company involves a high degree of risk. You should carefully review the risks outlined in this Prospectus and in the documents incorporated by reference in this Prospectus and consider such risks in connection with an investment in such securities. See “Risk Factors”.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada (“MJDS”), to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and may not be comparable to financial statements of United States companies. Our financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards, in addition to the standards of the Public Company Accounting Oversight Board (United States) and the United States Securities and Exchange Commission (“SEC”) independence standards.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of British Columbia, Canada, that the majority of its officers and directors are residents of Canada, that all of the experts named in the registration statement are not residents of the United States, and that a substantial portion of the assets of the Company and said persons are located outside the United States.

NEITHER THE SEC NOR ANY STATE OR CANADIAN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the issue price, and any other terms specific to the Common Shares being offered; (ii) in the case of Warrants, the designation, number and terms of the Common Shares or other Securities issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iii) in the case of Subscription Receipts, the designation, number and terms of the Common Shares or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms, (iv) in the case of Debt Securities, the specific designation, the aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, the interest provisions, the authorized denominations, the offering price, whether the Debt Securities are being offered for cash, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities, whether the debt is senior or subordinated to the Company’s other liabilities and obligations, whether the Debt Securities will be secured by any of the Company’s assets or guaranteed by any other person and any other terms specific to the Debt Securities being offered; and (v) in the case of Units, the terms of the component Securities and any other specific terms. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

Warrants will not be offered for sale separately to any member of the public in Canada unless the offering is in connection with, and forms part of, the consideration for an acquisition or merger transaction or unless the Prospectus Supplement describing the specific terms of the Warrants to be offered separately is first approved for filing by each of the securities commissions or similar regulatory authorities in Canada where the Warrants will be offered for sale.

This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests, including, for example, an equity or debt security, or a statistical measure of economic or financial performance (including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items). For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as LIBOR, EURIBOR or a United States federal funds rate.

All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, such delivery to be effected in the case of United States purchasers through the filing of such Prospectus Supplement or Prospectus Supplements with the SEC. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

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This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Company may offer and sell Securities to or through underwriters or dealers and also may offer and sell certain Securities directly to purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Company and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The outstanding Common Shares of the Company are listed for trading on Toronto Stock Exchange (“TSX”) under the symbol “EDR” and on NYSE MKT (“NYSE MKT”) under the symbol “EXK”. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than the Common Shares of the Company will not be listed on any securities exchange. On June 18, 2014, the closing price of the Common Shares on TSX was $5.51 per share and the closing price of the Common Shares on NYSE MKT was U.S.$5.08 per share. There is currently no market through which Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors”.

The offering of Securities hereunder is subject to approval of certain legal matters on behalf of the Company by Koffman Kalef LLP, with respect to Canadian legal matters, and Dorsey & Whitney LLP, with respect to United States legal matters.

In connection with any offering of Securities (unless otherwise specified in a Prospectus Supplement), other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”.

The Company’s head office is located at Suite 301-700 West Pender Street, Vancouver, British Columbia V6C 1G8 and its registered office is located at 19th Floor, 885 West Georgia Street, Vancouver, British Columbia V6C 3H4.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Geoffrey A. Handley, Mario Szotlender and Ricardo M. Campoy, being directors of the Company reside outside Canada. Although these persons have appointed the Company, at Suite 301-700 West Pender Street, Vancouver, British Columbia V6C 1G8, as their agents for service of process in Canada, it may not be possible for investors to enforce judgments obtained in Canada against any of them.

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You should rely only on the information contained in or incorporated by reference into this Prospectus or contained in any applicable Prospectus Supplement. The Company has not authorized anyone to provide you with different information. The Company is not making an offer of these Securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date other than the date on the front of those documents or that any information contained in any document incorporated by reference is accurate as of any date other than the date of that document.

Unless the context otherwise requires, references in this Prospectus and any Prospectus Supplement to “we”, “our”, “us”, “Endeavour” or the “Company” refer to Endeavour Silver Corp. and each of its material subsidiaries.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of applicable Canadian securities laws and forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements concern the Company’s anticipated results and developments in the Company’s operations in future periods, planned exploration and development of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

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Statements concerning reserves and mineral resource estimates may also be deemed to constitute forward-looking statements to the extent that they involve estimates of the mineralization that will be encountered if the property is developed and, in the case of mineral reserves, such statements reflect the conclusion based on certain assumptions that the mineral deposit can be economically exploited. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” (or the negative and grammatical variations of any of these terms and similar expressions) be taken, occur or be achieved,) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation, risks related to the following:

•	precious and base metal price fluctuations;
•	fluctuations in the price of consumed commodities;
•	fluctuations in the currency markets (particularly the Mexican peso, Canadian dollar and United States dollar);
•	the inherently dangerous activity of mining, including conditions or events beyond our control, and operating or technical difficulties in mineral exploration, development and mining activities;
•	uncertainty in our ability to fund the development of our mineral properties or the completion of further exploration programs;
•	uncertainty as to actual capital costs, operating costs, production and economic returns, and uncertainty that our development activities will result in profitable mining operations;
•	our reserves and mineral resource figures being estimates based on interpretations and assumptions which may result in less mineral production under actual conditions than is currently estimated and to diminishing quantities or grades of mineral reserves as properties are mined;
•	our acquisition strategy and integration of new acquisitions;
•	our foreign operations including risks related to our primary properties being located in Mexico, including political, economic, and regulatory instability;
•	changes in governmental regulations, tax and labour laws and obtaining necessary licenses and permits;
•	Mexican tax assessments;
•	our business being subject to environmental laws and regulations which may increase our costs of doing business and restrict our operations;
•	our mineral properties being subject to prior unregistered agreements, transfers, or claims and other defects in title;
•	inability to obtain insurance or inadequate insurance;
•	uncertainty in our ability to obtain necessary financing;
•	increased competition that could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties for mineral exploration in the future;
•	our status as a foreign issuer under United States federal securities laws;
•	financial instruments; and
•	our securities.

This list is not exhaustive of the factors that may affect the Company’s forward-looking statements. Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in the forward-looking statements due to a variety of risk, uncertainties and other factors, including, without limitation, those referred to in this Prospectus and any Prospectus Supplement under “Risk Factors” and elsewhere in this Prospectus and any Prospectus Supplement and in the documents incorporated by reference herein. The Company’s forward-looking statements are based on beliefs, expectations and opinions of management on the date the statements are made and the Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions change, except as required by applicable law. For the reasons set forth above, investors should not place undue reliance on forward-looking statements.

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Cautionary Notes to United States Investors Concerning Mineral Reserve and Resource Estimates

Resource and Reserve Estimates

This Prospectus and the documents incorporated by reference herein have been prepared in accordance with the requirements of Canadian provincial securities laws, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all reserve and resource estimates included or incorporated by reference in this Prospectus have been prepared in accordance with Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. NI 43-101 is an instrument developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101and CIM standards. These definitions differ from the definitions in the SEC’s Industry Guide 7 under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”).

Under United States standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures.

Accordingly, information contained in this Prospectus and the documents incorporated by reference herein contain descriptions of the Company’s mineral deposits that may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

Currency Presentation and Exchange Rate Information

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to Canadian dollars. References to “$” or “Cdn.$” are to Canadian dollars and references to “U.S. dollars” or “U.S.$” are to United States dollars.

Except as otherwise noted in the Company’s AIF (as defined under “Documents Incorporated by Reference”) and the Company’s financial statements and related management’s discussion and analysis of financial condition and results of operations of the Company that are incorporated by reference into this Prospectus (see “Documents Incorporated by Reference”), the financial information contained in such documents is expressed in United States dollars.

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The high, low, average and closing noon rates for the United States dollar in terms of Canadian dollars for each of the financial periods of the Company ended March 31, 2014, December 31, 2013, December 31, 2012 and December 31, 2011, as quoted by the Bank of Canada, were as follows:

	Three months ended March 31, 2014	Year ended December 31, 2013	Year ended December 31, 2012	Year ended December 31, 2011
	(expressed in Canadian dollars)
High	1.1251	1.0697	1.0418	1.0604
Low	1.0614	0.9839	0.9710	0.9449
Average	1.1033	1.0299	0.9996	0.9891
Closing	1.1002	1.0617	0.9946	1.0162

On June 18, 2014, the noon exchange rate for the United States dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was U.S.$1.00 = $1.0870.

The Company

The Company is a Canadian mining company engaged in the evaluation, acquisition, exploration, development and exploitation of precious metal properties in Mexico and Chile.

Since 2004, the Company has focussed on identifying and acquiring mineral properties of merit in Mexico and South America. In 2004, the Company entered into and exercised formal option agreements for a 100% interest in the producing Santa Cruz silver-gold mine, certain other mining concessions and the Guanacevi mineral processing plant (collectively, the “Guanacevi Mines”) in Durango, Mexico. In 2007, the Company completed acquisition agreements to acquire a 100% interest in the producing Unidad Bolañitos silver-gold mines, certain other mining concessions and a mineral processing plant (collectively, the “Bolañitos Mines”) in the Guanajuato and silver districts in the state of Guanajuato, Mexico. The acquisitions of these two silver-gold mines and processing plants resulted in the Company becoming a primary silver producer, as well as transformed the Company from a mineral exploration company to an operating mining company.

In 2012, the Company completed the acquisition of the El Cubo silver-gold mine (“El Cubo Mine”) located in Guanajuato, Mexico and the Guadalupe y Calvo silver-gold exploration project located in Chihuahua, Mexico. The El Cubo Mine is a producing silver-gold mine located in the southeast part of the historic Guanajuato mining district in central Mexico, only 10 kilometres from the Bolañitos Mines.

Further information regarding the business of the Company, its operations and its mineral properties can be found in the Company’s AIF and the materials incorporated by reference into this Prospectus. See “Documents Incorporated by Reference”.

Use of Proceeds

Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, including funding potential future acquisitions and capital expenditures. Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities.

All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the Company’s general funds, unless otherwise stated in the applicable Prospectus Supplement.

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Consolidated Capitalization

There has been no material change in the share and loan capital of the Company, on a consolidated basis, since the date of the unaudited consolidated interim financial statements of the Company as at and for the three months ended March 31, 2014, which are incorporated by reference in this Prospectus.

Description of Existing Indebtedness

The Company entered into a U.S.$75 million secured revolving term credit facility (the “Credit Facility”) with The Bank of Nova Scotia (“Scotiabank”) pursuant to a credit agreement made as of July 24, 2012. In 2013, the Company extended the maturity of the Credit Facility from July 24, 2015 until July 24, 2016. Under the terms of the Credit Facility, the credit limit available was reduced to U.S.$50 million on July 24, 2013 and, further to the extension, will be reduced to U.S.$25 million on July 24, 2015. The Credit Facility is to be used for general corporate purposes and is secured by a pledge of the Company’s equity interests in its material operating subsidiaries, including Refinadora Plata Guanacevi S.A de C.V., Minas Bolanitos S.A. de C.V., and Compania Minera del Cubo S.A. de C.V. The interest rate margin on the Credit Facility ranges from 2.75% to 4.25% over LIBOR or 1.75% to 3.25% per annum over Scotiabank’s base rate in Canada based on the Company’s total indebtedness to EBITDA ratio, where EBITDA is adjusted for gains or losses on derivative liabilities. The Company also agreed to pay a standby fee of between 0.6875% and 1.05% per annum on undrawn amounts under the Credit Facility and an issuance fee for letters of credit issued on behalf of the Company of between 2.75% and 4.25% per annum calculated on the face amount of each letter of credit, based on the Company’s total indebtedness to EBITDA ratio. The Credit Facility is subject to various qualitative and quantitative covenants of the Company, including EBITDA leverage ratio, interest service coverage ratio and tangible net worth calculation, which are all currently in compliance. As at December 31, 2013 and March 31, 2014, the Company had drawn U.S.$33.0 million and U.S.$32.0 million, respectively, under the Credit Facility.

Earnings Coverage Ratios

The following consolidated earnings coverage ratios have been calculated for the year ended December 31, 2013 and the 12 months ended March 31, 2014 and give effect to all long-term financial liabilities of the Company and the repayment, redemption or retirement thereof since such dates. The earnings coverage ratios set forth below do not purport to be indicative of earnings coverage ratios for any future periods. The earnings coverage ratios and the interest requirements do not give effect to the issuance of any Debt Securities that may be issued pursuant to any Prospectus Supplement since the aggregate principal amounts and the terms of such Debt Securities are not presently known.

	Year ended December 31, 2013	12 months ended March 31, 2014
Interest requirements	U.S.$1.2 million	U.S.$1.4 million
Earnings before interest expense and taxes	U.S.$94.0 million	U.S.$85.1 million
Earnings coverage	77	60

If the Company offers any Debt Securities having a term to maturity in excess of one year under a Prospectus Supplement, the Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such Debt Securities.

dIVIDEND pOLICY

The Company has not declared or paid any dividends on its Common Shares since the date of its incorporation. The Company intends to retain its earnings, if any, to finance the growth and development of its business and does not expect to pay dividends or to make any other distributions in the near future. The Company’s board of directors will review this policy from time to time having regard to the Company’s financing requirements, financial condition and other factors considered to be relevant.

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Description of Common Shares

The Company’s authorized share capital consists of an unlimited number of Common Shares without par value. As at the date of this Prospectus, there are 101,445,314 Common Shares issued and outstanding.

Each Common Share ranks equally with all other Common Shares with respect to distribution of assets upon dissolution, liquidation or winding-up of the Company and payment of dividends. The holders of Common Shares are entitled to one vote for each share on all matters to be voted on by such holders and are entitled to receive pro rata such dividends as may be declared by the board of directors of the Company. The holders of Common Shares have no pre-emptive or conversion rights. The rights attaching to the Common Shares can only be modified by the affirmative vote of at least two-thirds of the votes cast at a meeting of shareholders called for that purpose.

Description of Warrants

The following description, together with the additional information the Company may include in any Prospectus Supplements, summarizes the material terms and provisions of the Warrants that the Company may offer under this Prospectus, which may consist of Warrants to purchase Common Shares or other Securities and may be issued in one or more series. Warrants may be offered independently or together with Common Shares or other Securities offered by any Prospectus Supplement, and may be attached to or separate from those Securities. Warrants will not, however, be offered for sale separately to any member of the public in Canada unless the offering is in connection with, and forms part of, the consideration for an acquisition or merger transaction or unless the Prospectus Supplement describing the specific terms of the Warrants to be offered separately is first approved for filing by each of the securities commissions or similar regulatory authorities in Canada where the Warrants will be offered for sale. While the terms summarized below will apply generally to any Warrants that the Company may offer under this Prospectus, the Company will describe the particular terms of any series of Warrants that it may offer in more detail in the applicable Prospectus Supplement. The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

Warrants will be issued under and governed by the terms of one or more warrant indentures or agreement (each a “Warrant Indenture”) between the Company and a warrant trustee or warrant agent (a “Warrant Trustee”) that the Company will name in the relevant Prospectus Supplement. Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee. If applicable, the Company will file with the SEC as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that the Company files with the SEC, any Warrant Indenture describing the terms and conditions of such Warrants that the Company is offering before the issuance of such Warrants.

This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture. Prospective investors should refer to the Warrant Indenture relating to the specific Warrants being offered for the complete terms of the Warrants. The applicable Prospectus Supplement relating to any Warrants offered by us will describe the particular terms of those Warrants and include specific terms relating to the offering.

The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

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•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	the number of Common Shares or other Securities that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares or other Securities may be purchased upon exercise of each Warrant;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;

•	any minimum or maximum number of Warrants that may be exercised at any one time;

•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	whether the Company will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;

•	whether the Warrants will be listed on an exchange;

•	material Canadian federal income tax consequences and, if applicable, material United States federal income tax consequences of owning the Warrants; and

•	and any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares or other Securities issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the Securities that the Company specifies in the applicable Prospectus Supplement at the exercise price described therein. Unless the Company otherwise specifies in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date set forth in the applicable Prospectus Supplement. After the close of business on the expiration date, unexercised Warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant Certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee in immediately available funds, as provided in the applicable Prospectus Supplement. The Company will set forth on the Warrant Certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee.

Upon receipt of the required payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee or any other office indicated in the applicable Prospectus Supplement, the Company will issue and deliver the Securities purchasable upon such exercise. If fewer than all of the Warrants represented by the Warrant Certificate are exercised, then the Company will issue a new Warrant Certificate for the remaining amount of Warrants. If the Company so indicates in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

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Anti-Dilution

The Warrant Indenture will specify that, upon the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, arrangement, merger or sale of all or substantially all of the Company’s assets, Warrants exercisable for Common Shares will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares to which the holder of a Common Share would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Warrants that are exercisable for Common Shares.

Global Securities

The Company may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Indenture will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders. The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture.

The Company may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

Description of Subscription Receipts

The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. A copy of the form of Subscription Receipt Agreement will be filed with Canadian securities regulatory authorities and, if applicable, the Company will file with the SEC as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that the Company files with the SEC, any Subscription Receipt Agreement describing the terms and conditions of such Subscription Receipts that the Company is offering before the issuance of such Subscription Receipts.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement.

The Prospectus Supplement relating to any Subscription Receipts the Company offers will describe the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of the TSX and NYSE MKT relating to Subscription Receipts. If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

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General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Company offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

•	the designation and aggregate number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the currency or currencies in which the Subscription Receipts will be offered;

•	the designation, number and terms of the Common Shares, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

•	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants or a combination thereof;

•	the procedures for the issuance and delivery of Common Shares, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

•	whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g. an amount equal to dividends declared on Common Shares by the Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement);

•	the identity of the Escrow Agent;

•	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination thereof pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

•	if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

•	procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•	any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

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•	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

•	whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

•	whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;

•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

•	whether the Subscription Receipts will be listed on an exchange;

•	material Canadian federal income tax consequences and, if applicable, material United States federal income tax consequences of owning the Subscription Receipts; and

•	any other terms of the Subscription Receipts.

The holders of Subscription Receipts will not be shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, Holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or Warrants may be held in escrow by the Escrow Agent and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of Common Shares or Warrants underlying the particular Subscription Receipts or any other reorganization, amalgamation, arrangement, merger or sale of all or substantially all of the Company’s assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares or Warrants to which the holder of a Common Share or identical Warrant would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares. Alternatively, such securities, evidences of indebtedness or assets may, at the option of the Company, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof. The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares or Warrants, which, in the reasonable opinion of the directors of the Company, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the directors of the Company may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

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Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment hereto or thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

The Company may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

Description of Debt Securities

In this section describing the Debt Securities, “the Company” refers only to Endeavour Silver Corp. without any of its subsidiaries. This section describes the general terms that will apply to any Debt Securities issued pursuant to this Prospectus. The specific terms of the Debt Securities, and the extent to which the general terms described in this section apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement.

The Debt Securities will be issued in one or more series under an indenture (the “Trust Indenture”) to be entered into between the Company and one or more trustees (the “Debt Trustee”) that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Trust Indenture will be subject to and governed by the Business Corporations Act (British Columbia) and/or the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Trust Indenture to be entered into has been filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part. The description of certain provisions of the Trust Indenture in this section is not intended to be complete and is qualified in its entirety by reference to the provisions of the Trust Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Trust Indenture.

The Company may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

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General

The Trust Indenture does not limit the aggregate principal amount of Debt Securities which the Company may issue under the Trust Indenture and does not limit the amount of other indebtedness that the Company may incur. The Company may issue Debt Securities from time to time in one or more series which may be denominated and payable in U.S. dollars, Canadian dollars or any other currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Trust Indenture permits the Company, without the consent of the holders of any Debt Securities, to increase the principal amount of any series of Debt Securities the Company has previously issued under the Trust Indenture and to issue such increased principal amount.

The applicable Prospectus Supplement will set forth the following terms relating to the Debt Securities offered by such Prospectus Supplement (the “Offered Debt Securities”):

•	the specific designation of the Offered Debt Securities; any limit on the aggregate principal amount of the Offered Debt Securities; the date or dates, if any, on which the Offered Debt Securities will mature and the portion (if less than all of the principal amount) of the Offered Debt Securities to be payable upon declaration of acceleration of maturity;

•	the rate or rates (whether fixed or variable) at which the Offered Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Offered Debt Securities that are in registered form;

•	the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Offered Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

•	the terms and conditions upon which the Company may redeem or prepay the Offered Debt Securities, in whole or in part, at its option;

•	the covenants applicable to the Offered Debt Securities;

•	the terms and conditions for any conversion or exchange of the Offered Debt Securities for any other securities;

•	any restrictions or other provisions relating to the transfer or exchange of Offered Debt Securities;

•	whether the Offered Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Offered Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

•	whether the Offered Debt Securities will be issuable in the form of registered global securities (“Global Debt Securities”), and, if so, the identity of the depositary for such registered Global Debt Securities;

•	the denominations in which registered Offered Debt Securities will be issuable, if other than denominations of U.S.$1,000 and integral multiples of U.S.$1,000 and the denominations in which bearer Offered Debt Securities will be issuable, if other than U.S.$5,000;

•	each office or agency where payments on the Offered Debt Securities will be made (if other than the offices or agencies described under the heading “Payment” below) and each office or agency where the Offered Debt Securities may be presented for registration of transfer or exchange;

•	the currency in which the Offered Debt Securities are denominated or the currency in which the Company will make payments on the Offered Debt Securities;

•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Offered Debt Securities;

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•	events of default by the Company and covenants of the Company; and

•	any other terms of the Offered Debt Securities not prohibited by the Trust Indenture which apply solely to the Offered Debt Securities, or terms described herein as generally applicable to the Debt Securities which are not to apply to the Offered Debt Securities.

Unless otherwise indicated in the applicable Prospectus Supplement:

(a)	holders may not tender Debt Securities to the Company for repurchase, and

(b)	the holders of the Debt Securities will not be afforded protection under the Trust Indenture in the event of a highly leveraged transaction or a change in control of the Company, except in certain specified circumstances.

The Company may issue Debt Securities under the Trust Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and, in such circumstances, the Company may offer and sell those Debt Securities at a discount below their stated principal amount. The Company will describe in the applicable Prospectus Supplement any Canadian and United States federal income tax consequences and other special considerations applicable to any discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes.

Any Debt Securities issued by the Company will be direct, unconditional and unsecured obligations of the Company and will rank equally among themselves and with all of the Company’s other unsecured, unsubordinated obligations, except to the extent prescribed by law. Debt Securities issued by the Company will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of the Company’s subsidiaries. The Company will agree to provide to the Debt Trustee (i) annual reports containing audited financial statements and (ii) quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

Form, Denomination, Exchange and Transfer

Unless otherwise indicated in the applicable Prospectus Supplement, the Company will issue Debt Securities only in fully registered form without coupons, and in denominations of U.S.$1,000 and integral multiples of U.S.$1,000. Debt Securities may be presented for exchange and registered Debt Securities may be presented for registration of transfer in the manner to be set forth in the Trust Indenture and in the applicable Prospectus Supplement, without service charges. The Company may, however, require payment sufficient to cover any taxes or other governmental charges due in connection with the exchange or transfer. The Company will appoint the Debt Trustee as security registrar. Bearer Debt Securities and the coupons applicable to bearer Debt Securities thereto will be transferable by delivery.

Payment

Unless otherwise indicated in the applicable Prospectus Supplement, the Company will make payments on registered Debt Securities (other than Global Debt Securities) at the office or agency of the Trustee, except that the Company may choose to pay interest (a) by cheque mailed to the address of the person entitled to such payment as specified in the security register, or (b) by wire transfer to an account maintained by the person entitled to such payment as specified in the security register. Unless otherwise indicated in the applicable Prospectus Supplement, the Company will pay any interest due on registered Debt Securities to the persons in whose name such registered Securities are registered on the day or days specified in the applicable Prospectus Supplement.

Registered Global Debt Securities

Unless otherwise indicated in the applicable Prospectus Supplement, Registered Debt Securities will be issued in global form that will be deposited with, or on behalf of, a depositary (the “Depositary”) identified in the Prospectus Supplement. Global Debt Securities will be registered in the name of the Depositary, and the Debt Securities included in the Global Debt Securities may not be transferred to the name of any other direct holder unless the special circumstances described below occur. Any person wishing to own Debt Securities issued in the form of Global Debt Securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that, in turn, has an account with the Depositary.

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Special Investor Considerations for Global Debt Securities

The Company’s obligations under the Trust Indenture, as well as the obligations of the Debt Trustee and those of any third parties employed by the Company or the Debt Trustee, run only to persons who are registered as holders of Debt Securities. For example, once the Company makes payment to the registered holder, the Company has no further responsibility for the payment even if that holder is legally required to pass the payment along to an investor but does not do so. As an indirect holder, an investor’s rights relating to a Global Debt Security will be governed by the account rules of the investor’s financial institution and of the Depositary, as well as general laws relating to debt securities transfers.

An investor should be aware that when Debt Securities are issued in the form of Global Debt Securities:

(a)	the investor cannot have Debt Securities registered in the investor’s own name,

(b)	the investor cannot receive physical certificates for the investor’s interest in the Debt Securities,

(c)	the investor must look to his or her own bank, brokerage firm or other financial institution for payments on the Debt Securities and protection of his or her legal rights relating to the Debt Securities,

(d)	the investor may not be able to sell interests in the Debt Securities to some insurance companies and other institutions that are required by law to hold the physical certificates of Debt Securities that they own,

(e)	the Depositary’s policies will govern payments, transfers, exchange and other matters relating to the investor’s interest in the Global Debt Security; the Company and the Debt Trustee will have no responsibility for any aspect of the Depositary’s actions or for its records of ownership interests in the Global Debt Security; the Company and the Debt Trustee also do not supervise the Depositary in any way, and

(f)	the Depositary will usually require that interests in a Global Debt Security be purchased or sold within its system using same-day funds.

Special Situations When Global Debt Security Will be Terminated

In a few special situations described below, a Global Debt Security will terminate and interests in it will be exchanged for physical certificates representing Debt Securities. After that exchange, an investor may choose whether to hold Debt Securities directly or indirectly through an account at its bank, brokerage firm or other financial institution. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in Debt Securities transferred into their own names, so that they will be registered holders of the Debt Securities represented by each Global Debt Security.

The special situations for termination of a Global Debt Security are:

(a)	when the Depositary notifies the Company that it is unwilling, unable or no longer qualified to continue as Depositary (unless a replacement Depositary is named); and

(b)	when and if the Company decides to terminate a Global Debt Security.

When a Global Debt Security terminates, the Depositary (and not the Company or the Debt Trustee) will be responsible for deciding the names of the institutions that will be the initial direct holders.

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Events of Default

Unless otherwise indicated in the applicable Prospectus Supplement, the term “Event of Default” with respect to Debt Securities issued under the Trust Indenture means any of the following:

(a)	default in the payment of the principal amount, redemption price or fundamental change purchase price on any Debt Security when it becomes due and payable;

(b)	default in the payment of interest, additional interest amounts or other additional amounts, if any, upon any Debt Security, when such amounts become due and payable, and continuance of such default for a period of 30 days;

(c)	default in the performance of any covenant, agreement or condition of the Company in the Trust Indenture or the debt securities and continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Debt Trustee or to the Company and the Debt Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Trust Indenture;

(d)	failure by the Company to convert Debt Securities into Common Shares and/or for cash at the Company's election upon exercise of a holder’s conversion right and such failure continues for five Business Days or more;

(e)	default in the payment of any indebtedness (other than indebtedness that is non-recourse to the Company or its subsidiaries) for borrowed money by the Company or any of its subsidiaries (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) in an outstanding principal amount in excess of U.S.$10,000,000 when such amounts become due at final maturity or upon acceleration, and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded within the period specified in such instrument;

(f)	the rendering of a final judgment or judgments (not subject to appeal and not covered by insurance) against the Company or any of its subsidiaries in excess of U.S.$10,000,000 which remains unstayed, undischarged or unbonded for a period of 60 days;

(g)	failure by the Company to give notice of a “fundamental change” as set forth in the Trust Indenture;

(h)	failure by the Company to comply with its obligations under the Trust Indenture regarding consolidations, mergers and the sale, conveyance or leasing of substantially all of its assets;

(i)	the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any of its subsidiaries of a voluntary case or proceeding under any applicable United States or Canadian federal, state or provincial bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable United States or Canadian federal, state or provincial law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other appointment, decree or order unstayed and in effect for a period of 60 consecutive days; or

(j)	the commencement by the Company or any of its subsidiaries of a voluntary case or proceeding under any applicable United States or Canadian federal, state or provincial bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable United States or Canadian federal, state or provincial bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors.

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If an Event of Default occurs and is continuing with respect to Debt Securities, then the Debt Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities may require the principal amount of all the outstanding Debt Securities and any accrued but unpaid interest on such Debt Securities be paid immediately. However, at any time after a declaration of acceleration with respect to Debt Securities has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities, by written notice to the Company and the Debt Trustee, may, under certain circumstances, rescind and annul such acceleration.

Other than its duties in the case of an Event of Default, the Debt Trustee will not be obligated to exercise any of its rights and powers under the Trust Indenture at the request or direction of any of the holders, unless the holders have offered to the Debt Trustee reasonable indemnity. If the holders provide indemnity satisfactory to the Debt Trustee, the holders of a majority in principal amount of the outstanding Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee, or exercising any trust or power conferred on the Debt Trustee, with respect to the Debt Securities.

No holder of a Debt Security will have any right to institute any proceedings, unless:

(a)	such holder has previously given to the Debt Trustee written notice of a continuing Event of Default with respect to the Debt Securities,

(b)	the holders of at least 25% in principal amount of the outstanding Debt Securities have made written request and have offered reasonable indemnity to the Debt Trustee to institute such proceedings as trustee, and

(c)	the Debt Trustee has failed to institute such proceeding, and has not received from the holders of a majority in the aggregate principal amount of outstanding Debt Securities a direction inconsistent with such request, within 60 days after such notice, request and offer.

These limitations do not apply, however, to a suit instituted by the holder of a Debt Security for the enforcement of payment of principal of or interest on such Debt Security on or after the applicable due date of such payment.

The Company will be required to furnish to the Debt Trustee annually an officers’ certificate as to the performance of certain of its obligations under the Trust Indenture and as to any default in such performance.

Modifications and Waivers

The Company may modify or amend the Trust Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities; provided, however, unless otherwise stated in the applicable Prospectus Supplement, that the Company will be required to receive consent from the holder of each outstanding Debt Security to:

(a)	extend the fixed maturity of any Debt Security,

(b)	reduce the principal amount of or reduce the interest rate on or extend the stated time for payment of interest, including additional interest amounts and additional amounts, if any, on any Debt Security,

(c)	reduce the redemption price or fundamental change purchase price of any Debt Security,

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(d)	after the occurrence of a fundamental change, make any change that adversely affects the right of holders of the Debt Securities to require the Company to purchase such Debt Securities in accordance with the terms thereof and the Trust Indenture,

(e)	change the currency of any payment amount of any Debt Security from the original currency or Common Shares as provided in the Trust Indenture,

(f)	make any change that impairs the right of holders of Debt Securities to convert any Debt Security,

(g)	make any change that impairs the right of holders to institute suit for payment of the Debt Securities,

(h)	reduce the percentage in principal amount of outstanding Debt Securities, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Trust Indenture or certain defaults thereunder and their consequences) provided for in the Trust Indenture,

(i)	modify the obligation of the Company to maintain an agency in the city of New York as required under the Trust Indenture,

(j)	change the ranking of the notes in any manner that adversely affects the rights of holders of Debt Securities under the Trust Indenture, or

(k)	modify any of the provisions relating to the foregoing modifications or waivers of past defaults, except to increase any such percentage or to provide that certain other provisions of the Trust Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby.

The holders of a majority in principal amount of Debt Securities may, on behalf of the holders of all Debt Securities, waive the Company’s compliance with certain restrictive provisions of the Trust Indenture. The holders of a majority in principal amount of outstanding Debt Securities may waive any past default under the Trust Indenture, except a default in the payment of the principal of or interest on any Debt Security or in respect of any item listed immediately before this paragraph.

The Trust Indenture or the Debt Securities may be amended or supplemented, without the consent of any holder of such Debt Securities, in order to, among other things, cure any ambiguity or inconsistency, comply with applicable law or to make any change, in any case, that does not have a materially adverse effect on the rights of any holder of such Debt Securities.

Consent to Jurisdiction and Service

Under the Trust Indenture, the Company will irrevocably appoint an authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Debt Securities or the Trust Indenture that may be instituted in any United States federal or New York state court located in the city of New York, and will submit to such non-exclusive jurisdiction.

Governing Law

The Trust Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Enforceability of Judgments

Since all of the assets of the Company are outside the United States, any judgment obtained in the United States against the Company would need to be satisfied by seeking enforcement of such judgment in a court located outside of the United States from the Company’s assets.

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The Debt Trustee

The Debt Trustee under the Trust Indenture or its affiliates may provide other services to the Company in the ordinary course of their business.

The Trust Indenture will contain certain limitations on the rights of the Debt Trustee, as long as it or any of its affiliates remains the Company’s creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The Debt Trustee and its affiliates will be permitted to engage in other transactions with the Company. If the Debt Trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the Debt Trustee must eliminate the conflict or resign.

Description of Units

The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that the Company may offer under this Prospectus. While the terms summarized below will apply generally to any Units that the Company may offer under this Prospectus, the Company will describe the particular terms of any issue of Units in more detail in the applicable Prospectus Supplement. The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

The Company will also add to disclosure in any subsequent Prospectus Supplement whereby Units are offered the form of any unit agreement (“Unit Agreement”) between the Company and a unit agent (“Unit Agent”) that describes the terms and conditions of the issue of Units being offered, and any supplemental agreements. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of any Unit Agreement and any supplemental agreements applicable to a particular issue of Units. The Company urges you to read the applicable Prospectus Supplements relating to the particular issue of Units that the Company sells under this Prospectus, as well as any Unit Agreement and any supplemental agreements that contain the terms of the Units. If applicable, the Company will file with the SEC as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 6-K that the Company files with the SEC, any Unit Agreement describing the terms and conditions of such Units that the Company is offering before the issuance of such Units.

General

The Company may issue Units comprising two or more of Common Shares, Warrants or Debt Securities, in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Therefore, the holder of a Unit will have the rights and obligations of a holder of each included Security. Any Unit Agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date. The Company will describe in the applicable Prospectus Supplement the terms of the issue of Units, including: the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately; any provisions of any governing Unit Agreement that differ from those described below; and any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units. The provisions described in this section, as well as those described under “Description of Common Shares”, “Description of Warrants” and “Description of Debt Securities” will apply to each Unit and to any Common Share, Warrant or Debt Security included in each Unit, respectively.

Issuance in Series

The Company may issue Units in such amounts and in numerous distinct series as the Company may determine.

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Enforceability of Rights by Holders of Units

Each Unit Agent will act solely as the Company’s agent under any applicable Unit Agreement and will not assume any obligation or relationship of agency or trust with any holder of any Unit. A single trust company may act as a Unit Agent for more than one series of Units. A Unit Agent will have no duty or responsibility in case of any default by us under any applicable Unit Agreement or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a Unit may, without the consent of any related Unit Agent or the holder of any other Unit, enforce by appropriate legal action its rights as holder under any security included in the Unit. The Company, any Unit Agents, and any of the Company’s or their agents may treat the registered holder of any Unit certificate as an absolute owner of the Units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the Units so requested, despite any notice to the contrary.

Denominations, Registration and Transfer

The Securities will be issued in fully registered form without coupons attached in either global or definitive form and in denominations and integral multiples as set out in the applicable Prospectus Supplement. Other than in the case of book-entry-only Securities, Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) in the city specified for such purpose at the office of the registrar or transfer agent designated by the Company for such purpose with respect to any issue of Securities referred to in the Prospectus Supplement. No service charge will be made for any transfer, conversion or exchange of the Securities but the Company may require payment of a sum to cover any transfer tax or other governmental charge payable in connection therewith. Such transfer, conversion or exchange will be effected upon such registrar or transfer agent being satisfied with the documents of title and the identity of the person making the request. If a Prospectus Supplement refers to any registrar or transfer agent designated by the Company with respect to any issue of Securities, the Company may at any time rescind the designation of any such registrar or transfer agent and appoint another in its place or approve any change in the location through which such registrar or transfer agent acts.

In the case of book-entry-only Securities, a global certificate or certificates representing the Securities will be held by a designated depositary for its participants. The Securities must be purchased or transferred through such participants, which includes securities brokers and dealers, banks and trust companies. The depositary will establish and maintain book-entry accounts for its participants acting on behalf of holders of the Securities. The interests of such holders of Securities will be represented by entries in the records maintained by the participants. Holders of Securities issued in book-entry-only form will not be entitled to receive a certificate or other instrument evidencing their ownership thereof, except in limited circumstances. Each holder will receive a customer confirmation of purchase from the participants from which the Securities are purchased in accordance with the practices and procedures of that participant

Plan of Distribution

The Company may sell the Securities to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers. Underwriters may sell Securities to or through dealers. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Company from the sale of the Securities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102—Shelf Distributions, including sales made directly on the TSX, NYSE MKT or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

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Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to list any of the Securities other than the Common Shares on any securities exchange. Any underwriters, dealers or agents to or through which Securities other than the Common Shares are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any such market making at any time and without notice. No assurance can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

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Prior Sales

The following table sets out details of all Common Shares issued by the Company during the 12 months prior to the date of this Prospectus.

Date	Number of Common Shares	Price per Common Share	Reason for issuance
01-Oct-13	26,315	$2.05	Warrant Exercise
10-Dec-13	6,000	$3.67	Option Exercise
18-Dec-13	11,084	$2.05	Warrant Exercise
07-Jan-14	75,000	$1.87	Option Exercise
16-Jan-14	44,463	$2.05	Warrant Exercise
17-Jan-14	42,894	$2.05	Warrant Exercise
30-Jan-14	1,315	$2.05	Warrant Exercise
31-Jan-14	1,305	$2.05	Warrant Exercise
04-Feb-14	1,325	$2.05	Warrant Exercise
05-Feb-14	1,316	$2.05	Warrant Exercise
07-Feb-14	102,631	$2.05	Warrant Exercise
11-Feb-14	1,316	$2.05	Warrant Exercise
12-Feb-14	65,000	$3.29	Option Exercise
18-Feb-14	60,000	$3.29	Option Exercise
19-Feb-14	25,292	$1.51	Warrant Exercise
19-Feb-14	797,207	$1.90	Warrant Exercise
19-Feb-14	51,315	$2.05	Warrant Exercise
24-Feb-14	85,526	$2.05	Warrant Exercise
13-Mar-14	75,000	$1.87	Option Exercise
13-Mar-14	15,000	$3.67	Option Exercise
13-Mar-14	25,000	$4.12	Option Exercise
02-May-14	40,000	$2.01	Option Exercise
29-May-14	150,000	$1.87	Option Exercise

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The following table sets out details of all securities convertible or exercisable into Common Shares that were issued or granted by the Company during the 12 months prior to the date of this Prospectus.

Date	Type of Security Issued	Number of Common Shares issuable upon exercise or conversion	Exercise or conversion price per Common Share
May 13, 2014	Stock Options	1,925,000	$4.67

Trading Price and Volume

The Common Shares are listed for trading on the TSX under the symbol “EDR” and on the NYSE MKT under the symbol “EXK”.

The following table sets forth the closing price range and trading volumes of the Common Shares on the TSX for the periods indicated.

Month	High (Cdn.$)	Low (Cdn.$)	Volume
May 2013	5.24	3.95	2,774,071
June 2013	4.75	3.03	2,823,586
July 2013	4.40	3.08	3,377,456
August 2013	6.21	3.45	4,473,820
September 2013	5.66	4.24	4,412,181
October 2013	5.24	3.90	3,145,892
November 2013	4.47	3.86	2,130,309
December 2013	4.01	3.34	6,748,364
January 2014	5.25	3.86	4,031,042
February 2014	6.61	4.66	4,595,848
March 2014	6.29	4.56	4,331,421
April 2014	5.18	4.32	2,463,505
May 2014	5.38	3.98	1,791,695
June 2014 (to June 18)	5.54	4.10	1,347,956

The following table sets forth the closing price range and trading volumes of the Common Shares on NYSE MKT for the periods indicated.

Month	High (U.S.$)	Low (U.S.$)	Volume
May 2013	5.19	3.72	23,693,866
June 2013	4.62	2.88	20,733,623
July 2013	4.28	2.89	32,263,171
August 2013	5.93	3.31	45,358,756
September 2013	5.39	4.09	36,878,858
October 2013	5.04	3.76	33,338,582
November 2013	4.28	3.65	26,051,029
December 2013	3.77	3.12	26,676,823
January 2014	4.74	3.58	31,931,307
February 2014	5.98	4.20	35,216,338
March 2014	5.69	4.12	34,881,990
April 2014	4.73	3.91	23,064,699
May 2014	4.91	3.66	18,974,181
June 2014 (to June 18)	5.11	3.75	12,923,706

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Certain Income Tax Considerations

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities, including, in the case of an investor who is not a resident of Canada (for purposes of the Income Tax Act (Canada)), if applicable, whether payment of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a “U.S. person” (within the meaning of the United States Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the United States dollar, issued at an original issue discount for United States federal income tax purposes or containing early redemption provisions or other special terms.

Legal Matters

Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Company by Koffman Kalef LLP with respect to Canadian legal matters and by Dorsey & Whitney LLP with respect to United States legal matters.

Interest of Experts

Information regarding experts is contained in the Company’s AIF.

Risk Factors

Investing in securities of the Company involves a significant degree of risk and must be considered speculative due to the high-risk nature of the Company’s business. Investors should carefully consider the information included or incorporated herein by reference in this Prospectus and the Company’s historical consolidated financial statements and related notes thereto before making an investment decision concerning the Securities. There are various risks, including those discussed in the Company’s AIF, which are incorporated herein by reference, that could have a material adverse effect on, among other things, the operating results, earnings, properties, business and condition (financial or otherwise) of the Company. These risk factors, together with all of the other information included, or incorporated by reference in this Prospectus, including information contained in the section entitled “Cautionary Note Regarding Forward-Looking Statements” should be carefully reviewed and considered before a decision to invest in the Securities is made. Additional risks and uncertainties not currently known to the Company, or that the Company currently deems immaterial, may also materially and adversely affect its business. In addition, risks relating to a particular offering of Securities will be set out in a Prospectus Supplement relating to such offering.

Documents Incorporated by Reference

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada, which have also been filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of the Company at Suite 301—700 West Pender Street, Vancouver, British Columbia V6C 1G8, telephone: (604) 685-9775. These documents are also available through the internet on SEDAR (www.sedar.com) and on EDGAR (accessed at www.sec.gov).

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The following documents of the Company, filed with the securities regulatory authorities in the jurisdictions in Canada in which the Company is a reporting issuer, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

1.	the annual information form of the Company dated March 28, 2014 for the year ended December 31, 2013, filed March 31, 2014 (the “AIF”);

2.	the audited comparative annual consolidated financial statements of the Company for the years ended December 31, 2013 and 2012 and the auditor’s report thereon, filed March 10, 2014;

3.	the management’s discussion and analysis of financial condition and results of operations of the Company for the year ended December 31, 2013, filed March 10, 2014;

4.	the unaudited interim consolidated financial statements of the Company for the three months ended March 31, 2014 and the notes thereto, filed May 12, 2014;

5.	the management’s discussion and analysis of financial condition and results of operations of the Company for the three months ended March 31, 2014, filed May 12, 2014; and

6.	the information circular dated March 27, 2014 with respect to the Company’s annual general meeting of shareholders held on May 8, 2014, filed April 1, 2014.

All documents of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101—Short Form Prospectus Distributions filed by the Company with the securities commissions or similar regulatory authorities in the applicable provinces of Canada after the date of this Prospectus, and before the termination of the Offering, are deemed to be incorporated by reference into this Prospectus.

Any document filed by the Company with the SEC and any Report of Foreign Private Issuer on Form 6-K furnished to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), after the date of this Prospectus shall also be deemed to be incorporated by reference into this Prospectus (in the case of any Report on Form 6-K, if and to the extent provided in such document).

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that contains the statement that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

Upon a new annual information form and related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authority during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of the Company’s financial year in which a new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

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Documents Filed as Part of the Registration Statement

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: (i) the documents set out under the heading “Documents Incorporated by Reference”; (ii) the consents of the Company’s auditor, legal counsel and technical report authors; (iii) the powers of attorney from the directors and certain officers of the Company; and (iv) the form of indenture for Debt Securities. A copy of the form of debt or warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

Additional Information

The Company has filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

The Company is subject to the information requirements of the U.S. Exchange Act and applicable Canadian securities legislation and, in accordance therewith, file reports and other information with the SEC and with the securities regulators in Canada. Under MJDS adopted by the United States and Canada, documents and other information that the Company files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer within the meaning of rules made under the U.S. Exchange Act, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and shortswing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Company is not required to publish financial statements as promptly as United States companies.

You may read any document that the Company has filed with the SEC at the SEC’s public reference room in Washington, D.C. You may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. You may read and download some of the documents that the Company has filed with the SEC’s EDGAR system at www.sec.gov. You may read and download any public document that the Company has filed with the Canadian securities regulatory authorities under the Company’s profile on the SEDAR website at www.sedar.com.

Enforceability of Civil Liabilities AGAINST NON-u.s. PERSONS

The Company is a corporation existing under the Business Corporations Act (British Columbia). Most of the Company’s directors and officers, and some or all of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and substantially all of the Company’s assets, are located outside the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

The Company filed with the SEC, concurrently with its registration statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed DL Services Inc. as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of the Securities under this Prospectus.

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PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification.

Section 160 of the Business Corporations Act (British Columbia) (the "BCBCA") authorizes a company to indemnify past and present directors and officers of the company and past and present directors and officers of a corporation of which the company is or was a shareholder, against liabilities incurred in connection with the provision of their services as such if the director or officer acted honestly and in good faith with a view to the best interests of the company and, in the case of a criminal or administrative proceeding, if he or she had reasonable grounds for believing that his or her conduct was lawful. Section 165 of the BCBCA provides that a company may purchase and maintain liability insurance for the benefit of such directors and officers.

Under Endeavour Silver Corp.’s (for purposes of this discussion, the “Company”) articles and subject to the provisions of the BCBCA, the Company shall indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, a legal proceeding or investigative action, whether current, threatened, pending or completed, in which such director, former director or alternate director of the Company, or any of his or her heirs and legal personal representatives, by reason of having been a director or alternate director of the Company, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

Under the Company’s articles and subject to any restrictions in the BCBCA, the Company may indemnify any other person, including the officers, former officers and alternate officers of the Company.

A policy of directors' and officers' liability insurance is maintained by the Company which insures directors and officers against losses incurred as a result of claims against the directors and officers of the Company in the indemnity provisions under the Articles and the BCBCA.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II- 1

EXHIBITS

Exhibit
Number	Description

4.1*	Annual Information Form of the Registrant for the year ended December 31, 2013, dated March 28, 2014 (incorporated by reference to exhibit 99.1 to the Registrant’s annual report on Form 40-F, filed with the Commission on March 31, 2014)

4.2*	Audited annual consolidated financial statements of the Registrant as at and for the years ended December 31, 2013 and 2012 and the notes thereto together with report of the Independent Registered Public Accounting Firm thereon and the report of the Independent Registered Public Accounting Firm regarding its attestation on internal control over financial reporting (incorporated by reference to exhibits 99.2 and 99.3 to the Registrant’s annual report on Form 40-F, filed with the Commission on March 31, 2014)

4.3*	Management’s discussion and analysis of financial condition and results of operations of the Registrant for the years ended December 31, 2013 and 2012 (incorporated by reference to exhibits 99.4 to the Registrant’s annual report on Form 40-F, filed with the Commission on March 31, 2014)

4.4*	Unaudited condensed consolidated interim financial statements of the Registrant for the three months ended March 31, 2014 and 2013 and the notes thereto (incorporated by reference to the Registrant’s Current Report on Form 6-K, furnished to the Commission on May 12, 2014)

4.5*	Management’s discussion and analysis of financial condition and results of operations of the Registrant for the three months ended March 31, 2014 (incorporated by reference to the Registrant’s Current Report on Form 6-K, furnished to the Commission on May 12, 2014)

4.6*	Information circular dated March 27, 2014 with respect to the Registrant’s annual general meeting of shareholders held on May 8, 2014 (incorporated by reference to the Registrant’s Current Report on Form 6-K, furnished to the Commission on April 1, 2014)

5.1**	Consent of KPMG, LLP dated June 23, 2014

5.2**	Consent of Michael Munroe, SME-Registered Member dated June 23, 2014

6.1**	Powers of Attorney (included on the signature pages of this Registration Statement)

7.1**	Form of Indenture

* - Previously filed or furnished to the Commission

** - Filed herewith

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.       Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.      Consent to Service of Process

(a)	Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)	Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on June 23, 2014.

ENDEAVOUR SILVER CORP.

By:	/s/ Bradford J. Cooke
Bradford J. Cooke
Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Bradford J. Cooke and Daniel Dickson, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on June 23, 2014:

Signature	Title

/s/ Bradford J. Cooke	President, Chief Executive Officer
Bradford J. Cooke	(Principal Executive Officer)

/s/ Daniel Dickson	Chief Financial Officer
Daniel Dickson	(Principal Financial and Accounting Officer)

/s/ Ricardo M. Campoy	Director
Ricardo M. Campoy

/s/ Geoffrey A. Handley	Director (Chairman of the Board)
Geoffrey A. Handley

/s/ Rex J. McLennan	Director
Rex J. McLennan

/s/ Kenneth Pickering	Director
Kenneth Pickering

/s/ Mario D. Szotlender	Director
Mario D. Szotlender

/s/ Godfrey J. Walton	Director
Godfrey J. Walton

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this Registration Statement, solely in his capacity as the duly authorized representative of Endeavour Silver Corp. in the United States, in the State of New York, on June 23, 2014.

/s/ Ricardo Campoy
Name: Ricardo Campoy
Title: Director

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EXHIBIT INDEX

Exhibit
Number	Description

4.1*	Annual Information Form of the Registrant for the year ended December 31, 2013, dated March 28, 2014 (incorporated by reference to exhibit 99.1 to the Registrant’s annual report on Form 40-F, filed with the Commission on March 31, 2014)

4.2*	Audited annual consolidated financial statements of the Registrant as at and for the years ended December 31, 2013 and 2012 and the notes thereto together with report of the Independent Registered Public Accounting Firm thereon and the report of the Independent Registered Public Accounting Firm regarding its attestation on internal control over financial reporting (incorporated by reference to exhibits 99.2 and 99.3 to the Registrant’s annual report on Form 40-F, filed with the Commission on March 31, 2014)

4.3*	Management’s discussion and analysis of financial condition and results of operations of the Registrant for the years ended December 31, 2013 and 2012 (incorporated by reference to exhibits 99.4 to the Registrant’s annual report on Form 40-F, filed with the Commission on March 31, 2014)

4.4*	Unaudited condensed consolidated interim financial statements of the Registrant for the three months ended March 31, 2014 and 2013 and the notes thereto (incorporated by reference to the Registrant’s Current Report on Form 6-K, furnished to the Commission on May 12, 2014)

4.5*	Management’s discussion and analysis of financial condition and results of operations of the Registrant for the three months ended March 31, 2014 (incorporated by reference to the Registrant’s Current Report on Form 6-K, furnished to the Commission on May 12, 2014)

4.6*	Information circular dated March 27, 2014 with respect to the Registrant’s annual general meeting of shareholders held on May 8, 2014 (incorporated by reference to the Registrant’s Current Report on Form 6-K, furnished to the Commission on April 1, 2014)

5.1**	Consent of KPMG, LLP dated June 23, 2014

5.2**	Consent of Michael Munroe, SME-Registered Member dated June 23, 2014

6.1**	Powers of Attorney (included on the signature pages of this Registration Statement)

7.1**	Form of Indenture

* - Previously filed or furnished to the Commission

** - Filed herewith

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